Exhibit 32.1
Section 1350 Certification
The undersigned hereby certify that, to their knowledge, (i) the Form 10-Q filed by Yadkin Valley Financial Corporation (the “Issuer”) for the quarter ended September 30, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

Yadkin Valley Financial Corporation
Date: November 10, 2008	By:	/s/ William A. Long
William A. Long
President and Chief Executive Officer [Principal Executive Officer]

	By:	/s/ Edwin E. Laws
Edwin E. Laws
Executive Vice President and Chief Financial Officer [Principal Financial Officer]

Yadkin Valley Financial Corporation
Form 10-Q Quarterly Report September 30, 2008

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